UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

CASPER SLEEP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39214	46-3987647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three World Trade Center
175 Greenwich Street, Floor 40
New York, NY 10007
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (347) 941-1871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	CSPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 25, 2022 (the “Closing Date”), Casper Sleep Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2021 (the “Merger Agreement”), by and among Marlin Parent, Inc., a Delaware corporation (“Parent”), Marlin Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company. At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and as a wholly owned subsidiary of Parent.

Item 1.01.	Entry Into a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

On the Closing Date, the Company entered into a credit agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Parent, as Lead Borrower, Marlin Midco, Inc., a Delaware corporation, as Holdings, the Company and certain of its wholly owned subsidiaries, as Guarantors (Parent, Holdings, the Company and the Guarantors are collectively referred to as the “Loan Parties”), KKR Loan Administration Services LLC, as Administrative Agent and Collateral Agent, Callodine Commercial Finance, LLC, as FILO Agent, and the financial institutions from time to time party thereto, as Lenders.

The Credit Agreement provides for a senior secured asset-based revolving facility in an aggregate principal amount of $65.0 million (the “ABL Facility”), a senior secured term credit facility in an aggregate principal amount of $20.0 million (the “Series A FILO Facility”), and a senior secured term credit facility in an aggregate principal amount of $15.0 million (the “Series B FILO Facility” and, together with the Series A FILO Facility, the “FILO Facilities”).

The proceeds of the loans under the ABL Facility were used to (i) fund working capital needs and for general corporate purposes, (ii) pay the costs related to the acquisition of Company by Parent (the “Acquisition”), (iii) repay the total outstanding indebtedness of the Company (as further described under Item 1.02 below), and (iv) pay certain transaction fees and expenses associated with the Acquisition, the Merger and the Credit Agreement. The proceeds of the loans under the FILO Facilities were used for the purposes under (ii), (iii) and (iv) above.

The Series B FILO Facility must be repaid (x) in an amount equal to $3.75 million on November 1, 2022 and (y) in quarterly installments, each of $1.25 million, commencing on February 1, 2023 and continuing on the first day of each calendar quarter thereafter, subject to certain liquidity conditions to be met.  Neither the ABL Facility nor the Series A FILO Facility have any amortization.  To the extent not previously paid, all then-outstanding amounts under the FILO Facilities are due and payable on the maturity date of the FILO Facilities, which is two-and-a half (2.5) years from the Closing Date.  Borrowings under the ABL Facility are available beginning on the Closing Date and, to the extent not previously paid, all then-outstanding amounts under the ABL Facility are due and payable on the maturity date of the ABL Facility, which is two-and-a half (2.5) years from the Closing Date.  Both the maturity date of the ABL Facility and of the FILO Facilities shall spring to three-and-a half (3.5) years after the Closing Date to the extent Free Cash Flow (as defined in the Credit Agreement) after the Closing Date for the Lead Borrower and the Guarantors is positive for any consecutive 8-month period as demonstrated by annual, quarterly, or monthly financial statements delivered to the Administrative Agent.  The Credit Agreement includes customary representations, warranties, covenants and events of default.

At the option of the Lead Borrower, borrowings under the ABL Facility (subject to certain limitations) bear interest at either a base rate or at a term SOFR (both as determined with respect to the ABL Facility pursuant to the Credit Agreement), plus the applicable margin as set forth therein from time to time.  At the option of the Lead Borrower, all borrowings under the FILO Facilities, bear interest at either a base rate or at a FILO rate (both as determined with respect to the FILO Facilities pursuant to the Credit Agreement), plus the applicable margin as set forth therein from time to time.  If an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, upon election of the required lenders, all outstanding amounts under the ABL Facility and under the ABL Facility shall bear interest at the default rate (as determined pursuant to the Credit Agreement).

Parent and Holdings have agreed to secure all of their obligations under the Credit Agreement by granting a first priority lien on substantially all of their assets (subject to certain exceptions and limitations), and each of the Company, Casper Science LLC and Casper Sleep Retail LLC (collectively, the “Guarantors”) has agreed to guarantee the obligations of Holdings and Parent under the Credit Agreement and to secure the obligations thereunder by granting a first priority lien in substantially all of such Guarantor’s assets (subject to certain exceptions and limitations).

The Credit Agreement also includes other covenants, including negative covenants that, subject to certain exceptions, limit the Loan Parties’ ability to, among other things: (i) incur additional debt, including guarantees, (ii) create liens upon any of their property, (iii) enter into any merger, consolidation or amalgamation, liquidate, wind up or dissolve, (iv) dispose of assets, including any notes or accounts receivable or any rights and claims associated therewith, (v) make restricted payments, including provide certain conditions to the ability of any Loan Party to pay dividends or make distributions, (vi) pay subordinated debt, (vii) make certain investments, (viii) engage in transactions with affiliates, (ix) deposit cash into accounts or accept payments, and (xi) permit liquidity to be less than certain agreed amounts (subject to certain exceptions and conditions allowing such amounts to be reduced).

The Credit Agreement also contains customary provisions requiring the following mandatory prepayments (subject to certain exceptions and limitations): (i) prepayments of the ABL Facility whenever the outstanding amounts thereunder exceed the Tranche A Loan Cap (as defined in the Credit Agreement), (ii) upon occurrence of certain specified events of defaults, failure by the borrowers to maintain a certain level of liquidity, or ninety days before the maturity date of the ABL Facility or the FILO Facilities, (iii) 100% of the net cash proceeds from any permitted sale or issuance of equity interest of Holdings or any of its direct or indirect parent companies or from any capital contribution to the capital of the Loan Parties, and (iv) 100% of the net cash proceeds from any of indebtedness not permitted to be incurred or issued under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report is incorporated herein by reference.

At the closing of the Merger, the Company repaid in full (except for existing contingent reimbursement obligations under certain existing letters of credit which were cash collateralized or otherwise backstopped) all indebtedness and other amounts outstanding and owed under that certain credit agreement, dated as of November 10, 2020 (and as thereafter amended or supplemented, the “Wells Fargo Credit Agreement”), by and among the Company, as borrower, certain of its subsidiaries as co-borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Agent, L/C Issuer and Swing Line Lender, and terminated the Wells Fargo Credit Agreement.  The Company paid an aggregate of approximately $15.70 million to repay all amounts due with respect to termination of the Wells Fargo Credit Agreement.  In connection with the termination of the Wells Fargo Credit Agreement, all other related loan documents were terminated and all liens and encumbrances granted by the Company and its subsidiaries in favor of Wells Fargo Bank, National Association, as Agent, were terminated and released.

At the closing of the Merger, the Company also repaid in full all indebtedness and other amounts outstanding and owed under that certain plain english growth capital loan and security agreement, dated as of March 1, 2019 (and as thereafter amended and supplemented, the “Growth Capital Loan Agreement”), by and among the Company, as borrower, certain of its subsidiaries as co-borrowers, the lenders from time to time party thereto, and Triplepoint Venture Growth BDC Corp., a Maryland corporation, as Collateral Agent and Lender, and Triplepoint Capital LLC, a Delaware limited liability company, as Lender, and terminated the Growth Capital Loan Agreement.  The Company paid an aggregate of approximately $70.84 million to repay all amounts due with respect to termination of the Growth Capital Loan Agreement.  In connection with the termination of the Growth Capital Loan Agreement, all other related loan documents were terminated and all liens and encumbrances granted by the Company and its subsidiaries in favor of Triplepoint Venture Growth BDC Corp., as Collateral Agent, were terminated and released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report is incorporated herein by reference.

On January 25, 2022, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.000001 per share, of the Company (the “Company Common Stock”) outstanding immediately prior to the Effective Time (other than the Company Common Stock that was (A) held by the Company as treasury stock, (B) owned by Parent or Merger Sub as of immediately prior to the Effective Time, (C) owned by any direct or indirect wholly-owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time or (D) owned by stockholders of the Company who did not vote in favor of the Merger and have properly and validly exercised their statutory appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware), was automatically cancelled and extinguished and was automatically converted into the right to receive $6.90 in cash, without interest thereon, subject to any required withholding taxes (the “Per Share Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time:

•
Company Option. Each option to purchase shares of Company Common Stock granted under any of the Company’s equity plans (a “Company Option”) that was vested, including any Company Option that accelerated and vested in connection with the Merger, and outstanding and exercisable immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash, subject to required tax withholdings, equal to (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option, times (ii) the number of shares of the Company Common Stock covered by such Company Option immediately prior to the Effective Time, payable promptly following the Effective Time.  Any Company Option that is unvested or has a per share exercise price that is equal to or greater than the Per Share Merger Consideration was cancelled for no consideration;

•
Company RSU Award. Each award of restricted stock units granted under any of the Company’s equity plans (a “Company Restricted Stock Unit Award”) that was outstanding immediately prior to the Effective Time, was cancelled and converted into the right to receive an amount in cash, subject to required tax withholdings, equal to (i) the Per Share Merger Consideration, times (ii) the number of shares of the Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to the Effective Time, payable promptly following the Effective Time;

•
Company PSU Award. Each award of performance-based restricted stock units granted under any of the Company’s equity plans (a “Company Performance Stock Unit Award”), that was outstanding immediately prior to the Effective Time, was cancelled and converted into the right to receive an amount in cash, subject to required tax withholdings, equal to (i) the Per Share Merger Consideration, times (ii) the number of shares of the Company Common Stock covered by such award immediately prior to the Effective Time (based on the greater of target and actual performance, as estimated by the Company based on the Company’s performance during the applicable performance period as of the Effective Time), payable promptly following the Effective Time;

•
Company Warrant. Each outstanding Company warrant exercisable for Company Common Stock (the “Company Warrant”) was automatically cancelled for no consideration, and the warrant agreements governing the Company Warrants were automatically terminated, in each case in accordance with the terms of such agreements; and

•
ESPP. In connection with the execution and delivery of the Merger Agreement, the ESPP was terminated, in accordance with its terms, no later than immediately prior to and effective as of the Effective Time.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2021, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On January 25, 2022, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that the NYSE suspend trading of the Company Common Stock on the NYSE and withdraw the Company Common Stock from listing on the NYSE prior to the opening of trading on January 25, 2022. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of the Company Common Stock from the NYSE and the deregistration of such Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of the Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of the Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of the Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Merger Consideration.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 1.01, 1.02, 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Directors

In connection with the Merger, at the Effective Time, each of the following then-existing members of the board of directors of the Company (the “Board”), Philip Krim, Emilie Arel, Neil Parikh, Anthony Florence, Diane Irvine, Karen Katz, Jack Lazar, Benjamin Lerer and Dani Reiss ceased serving in such capacity. These departures were in connection with the Merger and not due to any disagreement with the Company on any matter. In accordance with the Merger Agreement, at the Effective Time, Emilie Arel and Michael Monahan were appointed as directors of the Company.

Officers

In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the officers of the Company immediately prior to the Effective Time remained as officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Restated Certificate of Incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (the “Certificate of Incorporation”). In addition, at the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the Bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Bylaws”). The foregoing description of the Certificate of Incorporation and Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of November 14, 2021, by and among Marlin Parent, Inc., Marlin Merger Sub, Inc., and Casper Sleep Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 14, 2021).*

3.1	Amended and Restated Certificate of Incorporation of Casper Sleep Inc.
3.2	Amended and Restated Bylaws of Casper Sleep Inc.
99.1	Press Release, dated as of January 25, 2022.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPER SLEEP INC.

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer and Secretary

Dated: January 25, 2022